UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________

FORM 8-K

CURRENT REPORT,

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): August 5, 2009

CHYRON CORPORATION

(Exact Name of Registrant as Specified in its Charter)
New York	01-09014	11-2117385
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
5 Hub Drive
Melville, New York	11747
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (631) 845-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 5, 2009, Chyron Corporation (the "Company") and Michael C. Wheeler, a member of the Company's Board of Directors (the "Board"), entered into a consulting agreement for Mr. Wheeler to furnish the Company with certain advisory services with respect to various activities of the Company including but not limited to the introduction and presentation of AXIS products and services to certain TV station groups, TV networks, newspaper, radio and online groups. Mr. Wheeler will be paid a success based fee consisting of (i) 4% cash and (ii) 4% non-qualified stock options ("NQSOs") calculated on the contract value (excluding taxes, freight or other such charges) of an AXIS services contract executed between the Company and certain third party organizations (the "Agreement"). The Agreement expires June 30, 2010 unless terminated earlier.

On August 5, 2009, the Audit Committee of the Board approved this related-party transaction and recommended approval of the Agreement to the Board. The Board approved the Agreement at its August 5, 2009 meeting, with Mr. Wheeler abstaining.

A copy of the Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

10.1 General Agreement for Consulting Services between Chyron Corporation and Michael C. Wheeler, dated August 5, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CHYRON CORPORATION
By:	/s/ Jerry Kieliszak
Name:	Jerry Kieliszak
Title:	Senior Vice President and
Chief Financial Officer

Date: August 7, 2009

Exhibit No.	Description

10.1	General Agreement for Consulting Services between Chyron Corporation and Michael C. Wheeler, dated August 5, 2009.